Investor Presentation FDIC Assisted Acquisition of Westernbank May 3, 2010 Strictly Private and Confidential

Forward Looking Statements Statements contained in this Presentation that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations and are made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. The Company's actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements particularly in the context of an FDIC-assisted transaction. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Transaction Overview FDIC assisted acquisition of Westernbank Puerto Rico ("W") with loss sharing Purchase of $9.2 billion of total assets $8.5 billion loan portfolio, prior to purchase accounting mark $0.5 billion of cash and securities, all transferred at fair market values Incurrence of $8.3 billion of total liabilities Assumption of $2.5 billion of W's deposits No brokered CDs assumed Issuance of a $5.8 billion note to the FDIC to replace brokered CDs at a 2.50% annual rate of interest No holding company assets or liabilities assumed Loss share agreement covers almost the entire loan portfolio acquired FDIC covers 80% of all losses Issuance of a Value Appreciation Instrument to the FDIC to receive a cash payment Payment equal to 50 million multiplied by the difference between Popular stock price at the time of exercise and $3.43 (20-day trailing average stock price on April 27) Exercisable in whole or in part, during one year

Strategic Rationale Solidifies Popular's position as the premier bank in Puerto Rico Positions Popular to strengthen its franchise Provides Popular with incremental, reduced-risk earning assets Enhances future earnings power of Popular Opportunity for significant cost savings given franchise overlap Financially attractive for shareholders: Accretive to earnings per share Limited credit risk on acquired assets Facilitates return to profitability Expected to generate a strong return on invested capital, with modest risk

Solidifies Position As Leading Banking Franchise in Puerto Rico Leading financial institution in Puerto Rico with 173 branches as well as 8 branches in the Virgin Islands $32 billion in pro forma total assets(1) in Puerto Rico $24 billion in pro forma total loans(1) and $20 billion in pro forma total deposits Over 1.4 million clients 588 ATM and 26,508 POS throughout Puerto Rico and Virgin Islands Banco Popular de Puerto Rico Non-Banking Operations Net income $5.2 million (12/31/09) 6 Offices Assets Under Management: $4.5 billion (12/31/09) 10 Offices 33 Mortgage Centers Originations $1.5 billion (2009) Net income $4.4 million (12/31/09) Assets Under Management: $3.6 billion (12/31/09) 61 non-banking offices throughout Puerto Rico and Virgin Islands Note: (1) Pro forma balances prior to purchase accounting mark

Commercial & Multifamily Real Estate 38.12 1-4 Family 18.85 Commercial Loans 16.08 Consumer Loans 10.01 Construction & Development 9.18 Other 7.78 Commercial & Multifamily Real Estate 31 1-4 Family 19.3 Commercial Loans 19.3 Consumer Loans 12.7 Other 10.5 Construction & Development 7.3 Summary Loan Portfolio ($ MM) ($ MM) Popular Standalone (1) Popular & W (1) Pro Forma (2) Notes: (1) As of December 31, 2009, per regulatory filings (2) Pro forma loan balance prior to purchase accounting marks Total: $24 billion- No FDIC Loss Share Total: $33 billion- With 27% FDIC Loss Share 1-4 Family Consumer Other C&D CRE C&I 1-4 Family Consumer Other C&D CRE C&I Over 27% of pro forma loan portfolio covered by FDIC loss share

Pro Forma Capital Ratios As of March 31, 2010 (%) Total Capital BPOP Pro Forma for W Total Capital 15.3 13.8 (1) Tier 1 Capital (%) BPOP Pro Forma for W Tier 1 13.8 12.5 (1) Tier 1 Common (%) BPOP Pro Forma for W Tier 1 10.4 9.3 (1) Tier 1 Leverage (%) BPOP Pro Forma for W Tier 1 10.3 8.4 (1) Strong pro forma capital ratios even prior to sale of EVERTEC (2) Notes: (1) Pro forma for $1.15Bn common equity raise (2) Does not include potential purchase accounting gain or goodwill generated from the transaction (2) (2) (2)

Integration Plan Already Underway Popular has formed a dedicated team to oversee the integration of W The team has already begun to oversee all W operations Popular is already familiar with the bulk of W's customers and operations, allowing for a seamless transition W's branch network will be integrated into Popular's Minimal footprint expansion is expected W branches will be converted to Popular's platform Management will expand existing credit team to manage larger loan portfolio Future loan originations will meet Popular's underwriting standards Existing W customers will have immediate access to Popular's broad product offerings

Conclusion Limited-risk, in-market acquisition Mitigated credit risk through FDIC loss share Solidifies Popular's leading market position Provides Popular with incremental earning assets Significant cost saving opportunities Enhanced future earnings potential Financially attractive for Popular shareholders The Acquisition of Westernbank Will Strengthen Our Franchise